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                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 14 to Registration Statement File No. 811-09049 under the Investment Company Act of 1940 of Mercury Master Trust (the "Trust") on Form N-1A of our reports dated January 16, 2003 for the Mercury Master Global Balanced Portfolio and for Merrill Lynch Global Balanced Fund (the "Fund"), both appearing in the November 30, 2002 Annual Report of the Fund, in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 25, 2003